Exhibit 99.1

PhaseRx Reports Third Quarter 2016 Financial Results and Provides Corporate Update

SEATTLE, November 7, 2016 - PhaseRx, Inc. (NASDAQ: PZRX), a biopharmaceutical company developing treatments for life-threatening inherited liver diseases in children, today reported financial results for the quarter and nine months ended September 30, 2016, and provided an update on its corporate activities.

“During the third quarter, we were very proud to add Peggy Phillips to our board of directors and Gordon Brandt, M.D., as our chief medical officer,” said Robert W. Overell, Ph.D., president and chief executive officer. “They both bring years of experience in clinical development and drug approvals, and will expand our capabilities as our company continues to progress into clinical and ultimately commercial development.”

Corporate Update

•	On July 11, PhaseRx announced the presentation of data evaluating its mRNA Hybrid TechnologyTM platform at the 43rd Annual Meeting & Exposition of the Controlled Release Society (CRS) that took place July 17-20, 2016, in Seattle. The presentation was titled "Targeted mRNA Delivery to the Liver for Intracellular Enzyme Replacement Therapy (i-ERT)."

•	On July 20, the company announced the appointment of Gordon Brandt, M.D., as chief medical officer.

•	On August 22, PhaseRx announced the appointment of Peggy Phillips to the company's board of directors.

Financial Results for the Three and Nine Months Ended September 30, 2016

Total operating expenses for the third quarter of 2016 were $3.1 million, compared to $1.5 million of operating expenses for the third quarter of 2015. Total operating expenses for the nine months ended September 30, 2016 were $15.1 million compared to $4.5 million for the same period in 2015. The increase in operating expenses in the third quarter of 2016 was primarily due to increased research and development costs to execute PhaseRx’s product development plan of its lead drug candidate PRX-OTC, increased costs associated with being a publicly-traded company and an increase in non-cash stock-based compensation expenses.

The net loss for the quarter ended September 30, 2016 was $3.3 million, or $0.29 per share, compared to a net loss of $1.9 million, or $3.67 per share, for the quarter ended September 30, 2015. The net loss for the nine months ended September 30, 2016 was $16.7 million, or $2.72 per share, compared to $5.1 million, or $9.95 per share for the nine months ended September 30, 2015. As of September 30, 2016, the Company had cash, cash equivalents, and marketable securities of $18.6 million.

About PhaseRx

PhaseRx is a leading biopharmaceutical company dedicated to developing products for the treatment of children with inherited enzyme deficiencies in the liver using intracellular enzyme replacement therapy (i-ERT). PhaseRx’s initial product development focus is on urea cycle disorders, a group of rare genetic diseases that generally present before the age of twelve and are characterized by the body’s inability to remove ammonia from the blood with potentially devastating consequences for patients. The company’s i-ERT approach is enabled by its proprietary Hybrid mRNA TechnologyTM platform. PhaseRx is headquartered in Seattle. For more information, please visit www.phaserx.com.

Safe Harbor Statement

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the fact that the company has incurred significant losses since its inception and anticipates that it will continue to incur significant losses for the foreseeable future, (ii) the company being dependent on technologies it has licensed and that it may need to license in the future to develop its products, (iii) the fact that the company will need to raise substantial additional funding to bring its planned products through clinical trials, regulatory approval, manufacturing and marketing and to become profitable, (iv) the fact that the company’s Hybrid mRNA Technology has not previously been tested beyond company preclinical studies, and that mRNA-based drug development is unproven and may never lead to marketable products, (v) the fact that all of the company’s programs are in preclinical studies or early stage research, so the company cannot predict how these results will translate into results in humans, nor can it be certain that any company product candidates will receive regulatory approval or be commercialized, (vi) the fact that development of the company’s product candidates will be expensive and time-consuming, and if the development of company product candidates does not produce favorable results or is delayed, the company may be unable to commercialize these products, (vii) the company expecting to continue to incur significant research and development expenses, which may make it difficult to attain profitability, (viii) the company becoming dependent on collaborative arrangements with third parties for a substantial portion of its revenue, and its development and commercialization activities being delayed or reduced if it fails to initiate, negotiate or maintain successful collaborative arrangements, (ix) the company’s ability to adequately protect its proprietary technology from legal challenges, infringement or alternative technologies and (x) the biotechnology and pharmaceutical industries being intensely competitive, with competition from existing drugs, new treatment methods and new technologies that may prove to be more effective or marketable than the company’s products. More detailed information about the company and the risk factors that may affect the realization of forward looking statements is set forth in the company's filings with the Securities and Exchange Commission (SEC), including the company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the SEC on May 23, 2016. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

PhaseRx, Inc.
Statements of Operations and Balance Sheet Data
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statements of Operations	2016	2015	2016	2015
	(Unaudited)
Revenue	$-	$-	$-	$375

Operating expenses
Research and development	1,787	1,173	4,637	3,615
General and administrative	1,351	320	2,910	887
Noncash financial advising fees	-	-	7,515	-
Total operating expenses	3,138	1,493	15,062	4,502
Loss from operations	(3,138)	(1,493)	(15,062)	(4,127)
Interest income	28	-	34	-
Interest expense	(233)	(480)	(1,822)	(1,050)
Other income, net	-	24	190	61
Total other income (expense)	(205)	(456)	(1,598)	(989)
Net loss	$(3,343)	$(1,949)	$(16,660)	$(5,116)
Basic and diluted net loss per share	$(0.29)	$(3.67)	$(2.72)	$(9.95)
Shares used in computation of basic and diluted net loss per share	11,690	531	6,120	514

	September 30,	December 31,
Balance Sheet Data:	2016	2015
	(unaudited)
Cash and cash equivalents	$8,640	$3,290
Marketable securities	9,995	-
Total assets	19,346	3,914
Accrued interest	46	3,199
Convertible notes, net of debt discount	-	19,841
Preferred stock warrant liability	-	3,163
Term loan payable, net of debt discount	5,611	-
Redeemable convertible preferred stock	-	25,712
Total stockholders' equity (deficit)	12,477	(48,889)

Contacts:

Company Contact:

Erin Cox

PhaseRx, Inc.

Director of Investor Relations

erin@phaserx.com

206.805.6306

Media Contact:

Jason Spark

Canale Communications

Senior Vice President

jason@canalecomm.com

619-849-6005

Investor Contact:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
robert.uhl@westwicke.com
858.356.5932

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